Exhibit 10.2

Supplementary Agreement for Termination Agreement of Equity Acquisition

By and between

AGM Technology Limited

and

SIFT Capital Partners Limited

December 2019

This Supplementary Agreement (“this Supplementary Agreement”) is made on this day of December 30, 2019 by the Parties as follows:

(1)	AGM Technology Limited (“the Buyer”), an entity established and existing under the laws of Hong Kong Special Administrative Region, the company number is 2240774 at the Company Registry, with its registered address at 10/F, Hong Kong Offshore Centre, No 28 Austin Avenue, Tsim Sha Tsui, Kowloon, Hong Kong.

(2)	SIFT Capital Partners Limited (“the Seller”), an entity established and existing under the laws of Hong Kong Special Administrative Region, the company number is 1386100 at the Company Registry, with its registered address at Floor 16, Man Yee Building, DesVoeux Road Central, Central, Hong Kong.

Whereas:

1.	The Parties signed the Equity Acquisition Agreement (the “Original Acquisition Agreement”) in Hong Kong in May 22, 2018;

2.	The Parties signed the Termination Agreement for Equity Acquisition (“the Termination Agreement”) in Beijing on December 30, 2019.

After friendly consultations, the Parties hereby agree as follows:

1.	The listed equity, the Buyer’s parent company, shall disclose the Termination Agreement for Equity Acquisition within five working days after signing the Termination Agreement for Equity Acquisition by both Parties;

2.	The Seller’s shareholders (the signers of this Termination Agreement) Cheng Tian and Zhang Zhe shall, after the disclosure of the Termination Agreement, refund HK$1,000,000 to the Buyer before January 31, 2020, and refund HK$200,000 to the Buyer before March 31, 2020;

3.	The Buyer agrees and understands that the amount of the Buyer’s advance payment made to the Seller’s shareholders Cheng Tian and Zhang Zhe in excess of HK$800,000 and HK$400,000 returned by Chen Tian and Zhang Zhe, respectively, is actually the compliance and necessary costs incurred by the Seller in the execution of the Original Acquisition Agreement. The Buyer has no recourse.

4.	All the debts and fees between the Parties shall be settled upon the Buyer receives the HK$800,000 and HK$400,000 returned by the Seller’s shareholders Cheng Tian and Zhang.

This Agreement is made in triplicate, one for the Buyer and one for each of shareholders of the Seller. In witness whereof, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative in Beijing, China on the date first set forth above.

AGM Technology Limited

/s/ Tang Wenjie
Authorized Representative: Tang Wenjie

SIFT Capital Partners Limited	SIFT Capital Partners Limited

/s/ Chen Tian	/s/ Zhang Zhe
Shareholder: Chen Tian	Shareholder: Zhang Zhe